As filed with the Securities and Exchange Commission on January 31, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Domenic DiSisto

General Counsel and Corporate Secretary

Venus Concept Inc.

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Carbone, Esq.

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, New York 10022

Telephone: (212) 549-0229

Approximate date of commencement of proposed sale to public:

From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	16,387,026	$6.06(3)	$99,305,377.56	$12,889.84

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable as a result of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Represents (i) 12,465,110 issued and outstanding shares of the registrant’s common stock and (ii) 3,921,916 shares of the registrant’s common stock issuable upon exercise of certain outstanding warrants to purchase common stock, to be offered and sold, in each case, by the selling stockholders identified in this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Market on January 28, 2020, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2020

PROSPECTUS

16,387,026 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 16,387,026 shares of our common stock, par value $0.0001 per share, or Common Stock, which includes (i) 12,465,110 issued and outstanding shares of Common Stock and (ii) 3,921,916 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase Common Stock, or Warrants, issued and sold by us. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and the shares of Common Stock issuable to the selling stockholders upon the exercise of the Warrants.

The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.” On January 30, 2020, the closing price of our Common Stock was $7.31 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under “Selling Stockholders,” from time to time, of up to an aggregate of 16,387,026 shares of common stock, par value $0.0001 per share, or Common Stock, which includes (i) 12,465,110 issued and outstanding shares of Common Stock and (ii) 3,921,916 shares of Common Stock issuable upon exercise of certain of our outstanding warrants to purchase Common Stock, or Warrants. We are not selling any shares of our Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information about us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

This prospectus incorporates by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

When we refer to “Venus Concept,” “the Company,” “we,” “our” and “us” or other similar terms in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries (taken as a whole), unless we state otherwise or the context indicates otherwise. When we refer to “you,” we mean the potential purchasers of the securities offered hereby.

Venus Viva®, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Skin®, NanoFractional RF®, Delivering the Promise®, Venus Freeze®, (MP)2®, Neograft®, Venus Concept (logo)®, Venus Glow™, Venus Glow (logo)™, Venus Heal™, RP3™, 2TWO5™, NanoFractional with Smart Scan Technology (logo)™, Venus Heal™ and Venus Heal (logo)™ and Venus Bliss ™ are trademarks of Venus Concept Ltd. and Restoration Robotics®, ARTAS®, and Restoration Robotics’ (logo)™ are trademarks of the Company in the United States. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference herein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein, before deciding to buy shares of our Common Stock.

Company Overview

We are an innovative global medical technology company that develops, commercializes, and delivers minimally invasive and non-invasive medical aesthetic and hair restoration technologies and related practice enhancement services. To address the financial barriers faced by physicians and aesthetic service providers globally, we focus our medical aesthetic product sale strategy on a subscription-based business model in North America and in our well-established direct global markets. We design and sell a full-suite of medical aesthetic products and markets our current products primarily to physicians interested in providing minimally invasive and non-invasive aesthetic medical procedures, and to aesthetic medical spas.

In November 2019, we completed our business combination with Restoration Robotics, Inc., or Restoration Robotics, a global leader in hair restoration. Restoration Robotics is commercializing a robotic device, the ARTAS® System, that assists physicians in performing many of the repetitive tasks that are part of a follicular unit extraction surgery, or FUE, a type of hair restoration surgery. In July 2018, Restoration Robotics introduced the ARTAS iX Robotic Hair Restoration System, which is the only robotic intelligent solution to offer precise, minimally invasive, repeatable harvesting and implantation functionality in one platform. Through our NeoGraft division, we offer an automated hair restoration system that facilitates the harvesting of follicles during a an FUE process, improving the accuracy and speed over commonly used manual extraction instruments. Our hair restoration systems are sold primarily to plastic surgeons and dermatologists, and in the United States we offer these doctors using the NeoGraft system the services of a group of independently contracted technicians, whom we market as “NeoGrafters”. These technicians are certified to assist the physician during a NeoGraft hair restoration procedure.

We have received FDA clearance for the combined use of multipolar radio frequency, or RF, and pulsed electromagnetic fields, or PEMF, for non-invasive treatment of facial rhytides (wrinkles) in Fitzpatrick skin types I (ivory)-IV (light brown), and temporary reduction in the appearance of cellulite, among others. We have also received FDA clearance for the use of our diode laser system for non-invasive fat reduction (lipolysis) in the abdomen and flanks for certain body types. In certain jurisdictions outside of the United States, our products have received marketing authorizations for indications such as temporary increase of skin tightening, cellulite reduction and uses for certain soft tissue injuries, among others, and for vaginal treatment in the Israeli market. Our proprietary multipolar RF and PEMF technologies, also referred to as our (MP)2 technology, synergistically deliver consistent homogenous treatments in a minimally invasive process. We also use in our systems Intense Pulsed Light, or IPL, for treatment of benign pigmented epidermal and cutaneous lesions, lasers for hair removal and fractional ablative RF modality for skin resurfacing. The ARTAS® system was cleared by the FDA in April 2011 and the ARTAS iX® was cleared by the FDA in March 2018 to include implantation of harvested hair follicles.

Merger with Restoration Robotics

We completed our business combination with Restoration Robotics on November 7, 2019. In accordance with the terms of the Agreement and Plan of Merger and Reorganization, or Merger Agreement, dated as of March 15, 2019, as amended from time to time, by and among Venus Concept Ltd., Restoration Robotics and Radiant Merger Sub Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of Restoration Robotics, or Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Venus Concept Ltd., with Venus Concept Ltd. surviving as a wholly-owned subsidiary of Restoration Robotics (the “Merger”). Following the completion of the Merger, Restoration Robotics changed its corporate name to “Venus Concept Inc.”, and the business conducted by Venus Concept Ltd. became the primary business conducted by the Company.

At the effective time of the Merger, each outstanding ordinary and preferred share of Venus Concept Ltd., nominal value of New Israeli Shekels 0.001 each, other than shares held by Venus Concept Ltd. as treasury stock or held by Restoration Robotics or the Merger Sub, were converted into the right to receive 8.6506, or the Exchange Ratio, validly issued, fully paid and non-assessable shares of Common Stock, and each outstanding stock option and warrant was assumed by the Company and converted into and become an option or warrant (as applicable) exercisable for Common Stock with the number and exercise price adjusted by the Exchange Ratio.

Immediately following the closing of the Merger, the Company issued and sold in a private placement to certain investors an aggregate of approximately 7.5 million shares of the Company’s Common Stock and warrants to purchase up to an aggregate of approximately 3.7 million shares of the Company’s Common Stock at an exercise price of $6.00 per share, which we refer to as the Concurrent Financing. The aggregate purchase price for the securities sold in the Concurrent Financing was approximately $28 million. The Company is required to register the resale of the shares sold in the Concurrent Financing and shares issuable upon exercise of the warrants. The warrants are exercisable beginning on May 7, 2020.

Immediately following completion of the Merger, we effected a 15-for-1 reverse stock split, or Reverse Stock Split, of Common Stock. All share and per share amounts shown in this prospectus have been adjusted to reflect the Reverse Stock Split, unless otherwise noted.

For more information about us, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. See the “Risk Factors” section of this prospectus immediately following this prospectus summary.

Our Corporate Information

The Company, formerly “Restoration Robotics, Inc.”, is an innovative global medical aesthetic technology company. We were incorporated in the state of Delaware on November 22, 2002.

Our principal executive office is located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Our website address is https://www.venusconcept.com/en-us/. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Shares of Common Stock offered by the selling stockholders:	16,387,026 shares of common stock, par value $0.0001 per share, or Common Stock, which consists of (i) 12,465,110 shares of Common Stock issued and outstanding and (ii) 3,921,916 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase Common Stock, or Warrants.

Terms of this offering:	The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. The shares offered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of shares of Common Stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered pursuant to this prospectus. We will receive proceeds upon cash exercises, if any, of the Warrants. See “Use of Proceeds” in this prospectus.

Nasdaq Global Market symbol:	VERO.

Trading:	Our shares of Common Stock currently trade on the Nasdaq Global Market. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any securities exchange or other trading system.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under “Risk Factors” beginning on page 10 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

We have agreed to register the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholders, as described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase shares of our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in the “Risk Factors” section contained in the Registration Statement on Form S-4 filed with the SEC on June 7, 2019 and declared effective on September 10, 2019 and the prospectus and definitive proxy statement contained therein for the Merger, “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, prospects, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our Common Stock. As a result, you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, as they relate to us, including expected revenue, operating results and other financial information, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on our current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results, the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements.

Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following:

•	the number of systems that we sell;

•	the success of the commercial launch of Venus Bliss;

•	the timing or likelihood of regulatory filings and approvals for our products;

•	the expected synergies from the Merger;

•	the revenue we generate from our operations;

•	our ability to raise additional capital;

•	the scope and timing of our investment in our commercial infrastructure and sales-force;

•	the costs of commercialization activities including product sales, marketing, manufacturing and distribution;

•	the degree and rate of market acceptance of our products;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	our need to implement additional infrastructure and internal systems;

•	the research and development activities we intend to undertake in order to expand the approved indications of use for our products;

•	the emergence of competing technologies or other adverse market developments;

•	any product liability or other lawsuits related to our products;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company; and

•	the costs associated with maintaining subsidiaries in foreign jurisdictions.

We cannot assure you that we will achieve our expectations. The foregoing list of factors is not exhaustive.

Our business is subject to a number of risks of which you should be aware before making an investment decision. See the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

All of the shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

We may, however, receive cash proceeds equal to the exercise price of the Warrants that a stockholder may exercise, to the extent any such Warrants are exercised for cash. We expect to use any proceeds received by us from the cash exercise of these Warrants for general corporate purposes.

We cannot predict when or if these Warrants will be exercised, and it is possible that these Warrants may expire and never be exercised. The Warrants are exercisable under certain circumstances on a cashless basis and if the Warrants be exercised on a cashless basis we will not receive any proceeds from the exercise of the Warrants. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of these Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 16,387,026 shares of our Common Stock that may be sold or otherwise disposed of by the selling stockholders, which consists of (i) 12,465,110 issued and outstanding shares of Common Stock and (ii) 3,921,916 shares of Common Stock issuable to certain of the selling stockholders upon the exercise of outstanding Warrants.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our Common Stock beneficially owned by such selling stockholder prior to this offering, (ii) the number of shares being offered by such selling stockholder pursuant to this prospectus, and (iii) such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of Common Stock subject to Warrants held by that selling stockholder that are exercisable as of December 31, 2019, or exercisable within 60 days after December 31, 2019, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. The percentage of beneficial ownership after this offering is based on 29,894,285 shares of Common Stock outstanding as of December 31, 2019. Except where otherwise indicated below, Venus Concept believes, based on information furnished to it by such owners and provided in reports filed with the SEC, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares. Unless otherwise noted below, the address for all beneficial owners is c/o Venus Concept Inc., 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.

The registration of these shares of Common Stock and the shares of Common Stock issuable to the selling stockholders upon the exercise of the Warrants does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of Common Stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Except as otherwise disclosed in the footnotes below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Beneficial Owner	Beneficially Owned Before Offering		Shares of common stock offered	Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
EW Healthcare Partners, L.P. and related investment entities(2)	7,027,581	23.50%	4,435,650	3,340,605	11.17%
Saudi Economic and Development Securities Company and related investment entities(3)	4,266,665	14.27%	6,399,997	—	*
HealthQuest Partners II, L.P. and related investment entities(4)	4,005,346	13.39%	3,094,813	1,577,199	5.27%
Longitude Capital Partners II, LLC and related investment entities(5)	3,691,348	12.34%	189,535	3,501,813	11.70%
Madryn Asset Management, LP and related investment entities(6)	1,860,530	6.20%	689,428	1,351,034	4.51%
Domenic Della Pena(7)	100,901	*	39,994	74,238	*
Soren Maor Sinay(8)	123,474	*	99,988	56,815	*
Fredrick Moll	928,331	3.11%	888,566	39,765	*
Melissa Kang(9)	28,791	*	13,999	19,458	*
William Kelley(10)	59,458	*	19,999	46,125	*
Boris Vaynberg(11)	113,460	*	7,999	108,127	*
Aperture Venture Partners II, L.P. and related investment entities(12)	923,880	3.09%	189,086	761,460	2.55%
Paul Scarafile(13)	79,997	*	119,995	—	*
Peter Giannoulis(14)	26,663	*	39,994	—	*
David Walden(15)	71,208	*	19,999	57,875	*
James Wolch(16)	13,329	*	19,993	—	*
Omri Kesler(17)	21,978	*	19,999	8,645	*
Heinz Prachter(18)	13,333	*	19,999	—	*
Vincent Primucci(19)	13,333	*	19,999	—	*
Sean Carr(20)	45,610	*	13,999	36,277	*
L. and C. Woscoff Trust(21)	35,736	*	9,999	29,070	*
Neil Sadick(22)	99,649	*	9,999	92,983	*
Suleima Ribeiro De Arruda(23)	6,666	*	9,999	—	*
Mohit Desai(24)	6,666	*	9,999	—	*
James Cottone(25)	2,666	*	3,999	—	*
*	Less than 1 percent (1%).

(1)

Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock included in this prospectus held by such selling stockholder.

(2)

Represents (i) 6,746,431 shares of Common Stock held by EW Healthcare Partners, L.P. (“EWHP”), (ii) 271,425 shares of Common Stock held by EW Healthcare Partners-A, L.P. (“EWHP-A”), and (iii) 9,725 stock options held by EWHP-A which stock options will vest within 60 days after December 31, 2019, which have the sole voting and investment power with respect to their respective shares of Common Stock. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. Essex Fund IX GP disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the General Partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. The Essex IX General Partner disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. In addition, Scott Barry is a member of the Company’s Board of Directors. Martin P. Sutter, Scott Barry, Ronald W. Eastman, an individual, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of Essex IX General Partner. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. The table does not reflect 748,674 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020. As of December 31, 2019, 9,005 stock options were fully vested and 720 stock options will vest within 60 days after December 31, 2019. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(3)

Represents (i) 1,866,666 shares of Common Stock held by SC Venus Opportunities Limited, (ii) 1,866,666 shares of Common Stock held by SC Venus US Limited, and (iii) 533,333 shares of Common Stock held by SEDCO Capital Cayman Limited. Saudi Economic and Development Securities Company is the investment manager of SC Venus US Limited and SC Venus Opportunities Limited and may be deemed to beneficially own securities held by SC Venus US Limited or SC Venus Opportunities Limited. Saudi Economic and Development Securities Company is the parent of SEDCO Capital Cayman Limited and may be deemed to beneficially own securities held by SEDCO Capital Cayman Limited. Does not include (i) 933,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020 held by SC Venus Opportunities Limited, (ii) 933,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020 held by SC Venus US Limited, and (iii) 266,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020 held by SEDCO Capital Cayman Limited. The principal address of SEDCO Capital Cayman Limited, SC Venus US Limited and SC Venus Opportunities Limited is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of Saudi Economic and Development Securities Company is King Abdulaziz Road, Al Morjan Dist., P.O. Box 13396, Jeddah 21493, Kingdom of Saudi Arabia.

(4)

Represents 4,005,346 shares of Common Stock held by HealthQuest Partners II, L.P. HealthQuest Venture Management II, L.L.C. (“HealthQuest Management”), is the general partner of HealthQuest Partners II, L.P. (“HealthQuest”). HealthQuest Management may be deemed to have voting and dispositive power over the shares held by HealthQuest. In addition, Garheng Kong is a member of the Company’s Board of Directors. Dr. Kong is the managing member of HealthQuest Management and as such, may be deemed to exercise shared voting and investment power with respect to such shares. Dr. Kong is also the Managing Partner and controlling member of HealthQuest Capital Management Company, LLC (“HQCM”), and may be deemed to have sole voting and dispositive power with respect to the options held of record by HQCM. Does not include 666,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020. The address for HealthQuest is 1301 Shoreway Road, Suite 350, Belmont California 94002.

(5)

Represents (i) 3,666,118 shares of Common Stock held of record by Longitude Venture Partners II, L.P. (“LVPII”) and (ii) 25,230 stock options held by LVPII which stock options will vest within 60 days after December 31, 2019. Longitude Capital Partners II, LLC (“LCPII”) is the general partner of LVPII and may be deemed to have voting, investment and dispositive power with respect to these securities. In addition, Juliet Tammenoms Bakker is a member of the Company’s Board of Directors. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of Longitude Capital Partners II, LLC and may each be deemed to share voting, investment and dispositive power with respect to these securities. The principal address of LVP II and LCPII is 2740 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(6)

Represents (i) 916,690 shares of Common Stock held by Madryn Health Partners (Cayman Master), LP, (ii) 763,908 shares of Common Stock held by Madryn Health Partners, LP, (iii) 98,145 shares of Common Stock issuable upon the exercise of warrants which are immediately exercisable held by Madryn Health Partners (Cayman Master), LP, and (iv) 81,787 shares of Common Stock issuable upon the exercise of warrants which are immediately exercisable held by Madryn Health Partners, LP. Madryn Asset Management, LP (“Madryn Asset Management”) is the investment advisor to each of Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP (collectively, the “Madryn Funds”). Madryn Health Advisors, LP (“Madryn Health Advisors”) is the general partner of each of the Madryn Funds. Each of Madryn Asset Management and Madryn Health Advisors may be deemed to beneficially own and exercise sole dispositive power over the shares of Common Stock held by Madryn Funds and the shares of Common Stock issuable upon the exercise of warrants held by the Madryn Funds. The principal address of MHP, MHP-CM, MHA, MHA-GP and each of the members is 140 E. 45th Street, 15th Floor, New York, NY 10017.

(7)

Domenic Della Penna is an employee of the Company. As of December 31, 2019, 69,194 stock options were fully vested and 5,044 stock options will vest within 60 days after December 31, 2019. Does not include 13,331 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(8)

Soren Maor Sinay is an employee of the Company. As of December 31, 2019, 52,732 stock options were fully vested and 4,083 stock options will vest within 60 days after December 31, 2019. Does not include 33,329 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(9)

Melissa Kang is an employee of the Company. As of December 31, 2019, 18,834 stock options were fully vested and 624 stock options will vest within 60 days after December 31, 2019. Does not include 4,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(10)

William Kelley is an employee of the Company. As of December 31, 2019, 45,165 stock options were fully vested and 960 stock options will vest within 60 days after December 31, 2019. Does not include 6,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(11)

Boris Vaynberg is an employee of the Company. As of December 31, 2019, 107,647 stock options were fully vested and 480 stock options will vest within 60 days after December 31, 2019. Does not include 2,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(12)

Represents (i) 201,502 shares of Common Stock held by Aperture Venture Partners II LP, (ii) 19,296 shares of Common Stock held by Aperture Venture Partners II-A LP, (iii) 36,345 shares of Common Stock held by Aperture Venture Partners II-B LP, (iv) 641,507 shares of Common Stock held by Aperture Venture Partners III LP, (v) 25,230 fully vested stock options held by Aperture Venture Partners III LP. Does not include 26,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(13)	Does not include 39,998 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(14)	Does not include 13,331 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(15)

David Walden is an employee of the Company. As of December 31, 2019, 57,875 stock options were fully vested and no additional stock options will vest within 60 days after December 31, 2019. Does not include 6,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(16)	Does not include 6,664 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(17)

Omri Kesler is an employee of the Company. As of December 31, 2019, 7,925 stock options were fully vested and 720 stock options will vest within 60 days after December 31, 2019. Does not include 6,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(18)	Does not include 6,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(19)	Does not include 6,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(20)

Sean Carr is an employee of the Company. As of December 31, 2019, 35,796 stock options were fully vested and 481 stock options will vest within 60 days after December 31, 2019. Does not include 4,666 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(21)

Leo Woscoff is an employee of the Company. As of December 31, 2019, 28,471 stock options were fully vested and 599 stock options will vest within 60 days after December 31, 2019. Does not include 3,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(22)

As of December 31, 2019, 92,501 stock options were fully vested and 482 stock options will vest within 60 days after December 31, 2019. Does not include 3,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

(23)	Does not include 3,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(24)	Does not include 3,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.
(25)	Does not include 1,333 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020.

Description of Convertible Note Financings

June 25, 2019 Note Financing

On June 25, 2019, we entered into a note purchase agreement, or the June 2019 Note Purchase Agreement, with Venus Concept Ltd. and certain investors named therein pursuant to which Venus Concept Ltd. sold $7.8 million aggregate principal amount of unsecured senior subordinated convertible promissory notes, or the June 2019 Convertible Notes, to such investors. The June 2019 Convertible Notes bear interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance.

All of the outstanding principal and unpaid accrued interest on June 2019 Convertible Notes was automatically converted into Common Stock immediately following the closing of the Merger, at a conversion price of $6.996 per share.

The foregoing description of the June 2019 Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and incorporated herein by reference.

First Interim Convertible Note Financing

On August 14, 2019, pursuant to the June 2019 Note Purchase Agreement, Venus Concept Ltd. sold an additional $7.2 million aggregate principal amount of unsecured senior subordinated convertible promissory notes, or the First Interim Convertible Notes, to certain investors. The First Interim Convertible Notes contain the same terms as the June 2019 Convertible Notes that were sold pursuant to the June 2019 Note Purchase Agreement and bear interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance.

All of the outstanding principal and unpaid accrued interest on the First Interim Convertible Notes was automatically converted into Common Stock immediately following the closing of the Merger, at a conversion price of $6.996 per share.

The foregoing description of the First Interim Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the First Interim Convertible Notes which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2019 and incorporated herein by reference.

All of the outstanding principal and unpaid accrued interest on the New Subordinated Note was automatically converted into Common Stock immediately following the closing of the Merger, at a conversion price of $6.996 per share.

Second Interim Convertible Note Financing

In August 2019, certain investors purchased an aggregate of $14.05 million of Second Interim Convertible Notes. Such financing is referred to herein as the Second Interim Convertible Note Financing.

All of the outstanding principal and unpaid accrued interest on the Second Interim Convertible Notes was automatically converted into Common Stock immediately following the closing of the Merger, at a conversion price of $6.996 per share.

The foregoing description of the Second Interim Convertible Note Financing and the Second Interim Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of Second Interim Convertible Notes, which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2019 and incorporated herein by reference.

Moll Note Financing

On August 20, 2019, the Company entered into a note purchase agreement, or the Moll Note Purchase Agreement, pursuant to which the Company sold $2.0 million aggregate principal amount unsecured subordinated convertible promissory notes, or the Moll Note, to Frederic Moll, M.D., one of the Company’s directors. The maturity date of the Moll Note is August 28, 2020. The Moll Note bears interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance.

All of the outstanding principal and unpaid accrued interest on the Mole Note was automatically converted into Common Stock immediately following the closing of the Merger, at a conversion price of $6.996 per share.

The foregoing description of the Moll Note Purchase Agreement and the Moll Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Moll Note Purchase Agreement and the Moll Note, which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2019 and incorporated herein by reference.

Registration Rights Agreement

On November 7, 2019, we entered into a Registration Rights Agreement with certain investors listed therein, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file one or more registration statements with the SEC to cover the resale of certain shares of Common Stock held by the investors party thereto.

This prospectus is being filed pursuant to the registration rights granted pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in their entirety by reference to the Registration Rights Agreement which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2019 and incorporated herein by reference.

Description of Concurrent Equity Financing

Securities Purchase Agreement

On November 3, 2019, the Company and Venus Concept Ltd. entered into a securities purchase agreement, or the Purchase Agreement, with certain investors named therein, or the Investors, pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 112,259,700 shares of Common Stock, and warrants, or Warrants, to purchase up to an aggregate of 56,129,850 shares of Common Stock, or the Warrant Shares, at an exercise price of $6.00 per share, immediately following the closing of the Merger. The Warrants are exercisable at any time or times during the period commencing on the date that is six (6) months after November 7, 2019 and ending on November 7, 2024. The aggregate purchase price for the Shares and Warrants was approximately $28 million.

The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to indemnify the Investors from liabilities relating to the Company’s breach of any of the representations, warranties and covenants in the Purchase Agreement. The Securities were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the Warrants is not complete and is subject to and qualified in their entirety by reference to the Purchase Agreement and the Warrants, copies of which were field as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2019 and incorporated herein by reference.

Equity Financing Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, the Company entered into a registration rights agreement, or the Equity Financing Registration Rights Agreement, with the Investors pursuant to which the Company is required, among other things, to file a registration statement with respect to the Shares and Warrant Shares held by such Investors with the SEC within 90 days following the closing of the sale of the Shares and Warrants. The Equity Financing Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Equity Financing Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Equity Financing Registration Rights Agreement which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2019 and incorporated herein by reference.

This prospectus is being filed pursuant to the registration rights granted pursuant to the Equity Financing Registration Rights Agreement.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more under-writers, broker-dealers or agents. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may involve crossed or block transactions. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such selling stockholder or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of Common Stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We have agreed to use reasonable best efforts to keep the registration statement, of which this prospectus forms a part, continuously effective until the earlier of (i) the date as of which all Registrable Securities (as defined in the Registration Rights Agreement and the Equity Financing Registration Rights Agreement) have been sold pursuant to such registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which a selling stockholder no longer holds the shares of Common Stock registered hereunder.

We are required to pay all fees and expenses incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the sale of shares Common Stock by the selling stockholders.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.”

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for us by Reed Smith LLP.

EXPERTS

The financial statements of Venus Concept Ltd. as at and for the two year period ended December 31, 2018 and 2017 incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed with the SEC on December 3, 2019, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Restoration Robotics, Inc. incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC. Unless otherwise noted, the SEC file number for each of the documents listed below is 001-38238:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 20, 2019, as amended by our Annual Reports on Form 10-K/A filed with the SEC on April 29, 2019 and July 9, 2019;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May  15, 2019, as amended by our Quarterly Report on Form 10-Q/A filed with the SEC on July 9, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed with the SEC on August 14, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 filed with the SEC on November 14, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  25, 2019, February  20, 2019, March 6, 2019, March  14, 2019, March 15, 2019, March 21, 2019, June 19, 2019, June 28, 2019, July 24, 2019, August  15, 2019, August 20, 2019, September  13, 2019, September  17, 2019, September  27, 2019, October 7, 2019, October  31, 2019, November 6, 2019, November  7, 2019 (as amended by our Current Reports on Form 8-K/A filed with the SEC on December  3, 2019), November 19, 2019, December  6, 2019, December 11, 2019, January  30, 2020, and January 31, 2020;

•

The description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on October 10, 2017, including any amendments to reports filed with the SEC for the purpose of updating this description, including any amendments to reports filed with the SEC for the purpose of updating this description;

•

The description of our risk factors contained under the headings “Risk Factors” in our registration statement on Form S-4 filed with the SEC on June 7, 2019, including any amendments to reports filed with the SEC for the purpose of updating this description; and

•

The description of Venus Concept Ltd.’s business contained under the heading “Venus Concept Business,” the description of Venus Concept Ltd.’s executive compensation contained under the heading “Venus Concept Executive Compensation,” the description of management of the Company contained under the heading “Management Following the Merger” and the description of certain relationships and related party transactions contained under the heading “Certain Venus Concept Relationships and Related Party Transactions,” in our proxy statement/prospectus filed with the SEC on September 10, 2019 pursuant to Rule 424(b)(3), including amendments to any reports filed with the SEC for the purpose of updating this description. The SEC file number for such proxy statement/prospectus is 333-232000.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Venus Concept Inc.

235 Yorkland Blvd., Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Common Stock. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

You may read and copy the registration statement, of which this prospectus forms a part, at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://www.venusconcept.com/en-us/. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$12,890.00
Accounting fees and expenses	$90,000.00
Legal fees and expenses	$100,000.00
Printing fees and expenses	$10,000.00
Miscellaneous	$37,110.00

Total Expenses	$250,000

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and our amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

Item 16. Exhibits

(a)	Exhibits

		Incorporated by Reference to Filings Indicated
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date	Provided Herewith

3.1	Amended and Restated Certificate of Incorporation of Restoration Robotics, Inc.	10-K	3.1	3/20/2019

3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant.	8-K	3.1	11/7/2019

3.3	Amended and Restated Bylaws of Venus Concept Inc.	8-K	3.2	11/7/2019

4.1	Form of Common Stock Certificate.	10-K	4.2	3/20/2019

4.2	Form of 2019 Warrant.	8-K	4.1	11/7/2019

4.3	Form of Madryn Warrant	8-K	4.2	11/7/2019

4.4	Form of Solar Warrant	8-K	4.3	11/7/2019

5.1	Opinion of Reed Smith LLP.				X

10.1	Convertible Note Purchase Agreement, dated June 25, 2019, by and between the Company, Venus Concept Ltd. among others.	10-Q	10.3	8/14/2019

10.2	Note Purchase Agreement, dated August 20, 2019, by and between Restoration Robotics, Inc. and Frederic Moll.	8-K	10.2	8/20/2019

10.3	Unsecured Subordinated Convertible Promissory Note, dated August 20, 2019 by and between Restoration Robotics, Inc. and Frederic Moll.	8-K	10.3	8/20/2019

10.4	First Amendment to Equity Commitment Letter, dated as of August 14, 2019, by and between Restoration Robotics, Inc., Venus Concept Ltd. and the investors set forth therein.	8-K	10.4	8/20/2019

10.5	Securities Purchase Agreement, dated November 3, 2019, by and among Restoration Robotics, Inc., Venus Concept Ltd. and certain investors listed therein.	8-K	10.1	11/7/2019

10.6	Registration Rights Agreement, dated November 7, 2019, by and between the Company and certain investors listed therein.	8-K	10.2	11/7/2019

10.7	Registration Rights Agreement, dated November 7, 2019, by and between the Company and certain investors listed therein.	8-K	10.15	11/7/2019

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.				X

23.2	Consent of Deloitte LLP, independent auditors.				X

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on the signature page hereto).	X

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 31st day of January, 2020.

VENUS CONCEPT INC.

By:	/s/ Domenic Serafino
Name:	Domenic Serafino
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Domenic Serafino, Dominic Della Penna and Domenic DiSisto as his or her true and lawful attorney-in-facts and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Domenic Serafino	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2020
Domenic Serafino

/s/ Domenic Della Penna	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2020
Domenic Della Penna

/s/ Scott Barry	Chairman and Director	January 31, 2020
Scott Barry

/s/ Juliet Tammenoms Bakker	Director	January 31, 2020
Juliet Tammenoms Bakker

/s/ Garheng Kong, M.D.	Director	January 31, 2020
Garheng Kong, M.D.

/s/ Louise Lacchin	Director	January 31, 2020
Louise Lacchin

/s/ Fritz LaPorte	Director	January 31, 2020
Fritz LaPorte

/s/ Frederic Moll, M.D.	Director	January 31, 2020
Frederic Moll, M.D.

/s/ Anthony Natale, M.D.	Director	January 31, 2020
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	January 31, 2020
Keith Sullivan